
------------------------------------------------------------------------------------------------------------------------------------
        LOAN NUMBER                 LOAN NAME                ACCT. NUMBER                NOTE DATE                 INITIALS
         [omitted]               ACTION PRODUCTS                                         06/30/03                     704
                               INTERNATIONAL, INC.

        NOTE AMOUNT             INDEX (w/Margin)                 RATE                  MATURITY DATE             LOAN PURPOSE
       $2,000,000.00          Mercantile Bank Prime             4.75%                    06/30/05                 Commercial
                                Rate plus 0.500%
                                                          Creditor Use Only
------------------------------------------------------------------------------------------------------------------------------------



                     PROMISSORY NOTE and SECURITY AGREEMENT
                  (Commercial - Revolving Draw - Variable Rate)
--------------------------------------------------------------------------------


DATE AND PARTIES. The date of this Promissory Note and Security Agreement (Loan Agreement) is June 30, 2003. The parties and their addresses are:


     LENDER:
         Mercantile Bank
         2859 South Delaney Avenue
         Orlando, Florida  32806
         Telephone:  (407) 245-1222

     BORROWER:
         ACTION PRODUCTS INTERNATIONAL, INC.
         a FLORIDA Corporation
         344 CYPRESS ROAD
         OCALA, Florida 34472-3108


 1.  DEFINITIONS.  As used in this Loan Agreement,  the terms have the following meanings:

         A. Pronouns. The pronouns "I," "me," and "my" refer to each Borrower signing this Loan Agreement, individually and together with their heirs, successors and assigns, and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this Loan Agreement. "You" and "Your" refer to the Lender, with its participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Loan Agreement.

         B. Loan Agreement. Loan Agreement refers to this combined Note and Security Agreement, and any extensions, renewals, modifications and substitutions of this Loan Agreement.

         C. Loan. Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Loan Agreement.

         D. Property. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan. E. Percent. Rates and rate change limitations are expressed as annualized percentages.

2. PROMISE TO PAY. For value received, I promise to pay you or your order, at your address, or at such other location as you may designate, amounts advanced from time to time under the terms of this Loan Agreement up to the maximum outstanding principal balance of $2,000,000.00 (Principal), plus interest from the date of disbursement, on the unpaid outstanding Principal balance until this Loan Agreement matures or this obligation is accelerated. I may borrow up to the Principal amount more than one time.

3. ADVANCES. Advances under this Loan Agreement are made according to the following terms and conditions.

         A. Requests for Advances. My requests are a warranty that I am in compliance with all the Loan documents. When required by you for a particular method of advance, my requests for an advance must specify the requested amount and the date and be accompanied with any agreements, documents, and instruments that you require for the Loan. Any payment by you of any check, share draft or other charge may, at your option, constitute an advance on the Loan to me. All advances will be made in United States dollars. I will indemnify you and hold you harmless for your reliance on any request for advances that you reasonably believe to be genuine. To the extent permitted by law, I will indemnify you and hold you harmless when the person making any request represents that I authorized this person to request an advance even when this person is unauthorized or this person's signature is not genuine.

         I or anyone I authorize to act on my behalf may request advances by the following methods.
         (1) I make a request in person.
         (2) I make a request by phone.

         B. Advance Limitations. In addition to any other Loan conditions, requests for, and access to, advances are subject to the following limitations.

         (1) Obligatory Advances. You will make all Loan advances subject to this Agreement's terms and conditions.

         (2) Advance Amount. Subject to the terms and conditions contained in this Loan Agreement, advances will be made in exactly the amount I request.

         (3) Cut-Off Time. Requests for an advance received before 02:00 PM will be made on any day that you are open for business, on the day for which the advance is requested.

         (4) Disbursement of Advances. On my fulfillment of this Agreement's terms and conditions, you will disburse the advance into my account number ON REQUEST.

         (5) Credit Limit. I understand that you will not ordinarily grant a request for an advance that would cause the unpaid principal of my Loan to be greater than the Principal limit. You may, at your option, grant such a request without obligating yourselves to do so in the future.

         (6) Records. Your records will be conclusive evidence as to the amount of advances, the Loan's unpaid principal balances and the accrued interest.

 4. INTEREST. Interest will accrue on the unpaid Principal balance of this Loan Agreement at the rate of 4.75 percent (Interest Rate) until July 1, 2003, after which time it may change as described in the Variable Rate subsection.

     A. Interest After Default. If you declare a default under the terms of this Loan, including for failure to pay in full at maturity, you may increase the Interest Rate payable on the outstanding Principal balance of this Loan Agreement. In such event, interest will accrue on the outstanding Principal balance at 18.000 percent until paid in full.

     B. Maximum Interest Amount. Any amount assessed or collected as interest under the terms of this Loan Agreement or obligation will be limited to the Maximum Lawful Amount of interest allowed by state or federal law. Amounts collected in excess of the Maximum Lawful Amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.

     C. Statutory Authority. The amount assessed or collected on this Loan Agreement is authorized by the Florida usury laws under Fla. Stat. ss. 687.

     D. Accrual. During the scheduled term of this Loan interest accrues using an Actual/360 days counting method. E. Variable Rate. The Interest Rate may change during the term of this transaction.

         (1) Index. Beginning with the first Change Date, the Interest Rate will be based on the following index: For the purposes of this note, the term "Prime Rate" shall mean the interest rate announced, from time to time, by Mercantile Bank, at its principal office in Orlando, FL, or by its corporate successor, as the Prime Rate (which rate is only a benchmark, is purely discretionary, and is not necessarily the best or lowest rate charged borrowing customers of Mercantile Bank).
         The Current Index is the most recent index figure available on each Change Date. You do not guaranty by selecting this Index, or the margin, that the Interest Rate on this Loan Agreement will be the same rate you charge on any other loans or class of loans you make to me or other borrowers. If this Index is no longer available, you will substitute a similar index. You will give me notice of your choice.

         (2) Change Date. Each date on which the Interest Rate may change is called a Change Date. The Interest Rate may change July 1, 2003 and daily thereafter.

         (3) Calculation Of Change. On each Change Date, you will calculate the Interest Rate, which will be the Current Index plus 0.500 percent. The result of this calculation will be rounded to the nearest .001 percent. Subject to any limitations, this will be the Interest Rate until the next Change Date. The new Interest Rate will become effective on each Change Date. The Interest Rate and other charges on this Loan Agreement will never exceed the highest rate or charge allowed by law for this Loan Agreement.

         (4) Effect Of Variable Rate. A change in the Interest Rate will have the following effect on the payments: The amount of the final payment will change.

 5. ADDITIONAL CHARGES. As additional consideration, I agree to pay, or have paid, these additional fees and charges. A. Nonrefundable Fees and Charges. The following fees are earned when collected and will not be refunded if I prepay this Loan Agreement before the scheduled maturity date.

         Loan Fee. A(n) Loan Fee fee of $10,000.00 payable from separate funds on or before today's date.

         Doc. Prep./Loan Maintenance. A(n) Doc. Prep./Loan Maintenance fee of $188.00 payable from separate funds on or before today's date.

 I understand and agree that some payments to third parties as part of this transaction may also involve money retained by you or paid back to you as commissions or other remuneration.

 6. REMEDIAL CHARGES. In addition to interest or other finance charges, I agree that I will pay these additional fees based on my method and pattern of payment. Additional remedial charges may be described elsewhere in this Loan Agreement.

     A. Late  Charge.  If a payment is more than 10 days late, I will be charged
     5.000 percent of the Unpaid Portion of Payment. I will pay this late charge promptly but only once for each late payment.

     B. Returned Check Charge. I agree to pay a fee not to exceed $29.00 for each check, negotiable order of withdrawal or draft I issue in connection with this Loan that is returned because it has been dishonored.

 7. PAYMENT. I agree to pay this Loan Agreement on demand, but if no demand is made, I agree to pay all accrued interest on the balance outstanding from time to time in regular payments beginning July 31, 2003, then on the same day of each month thereafter. Any payment scheduled for a date falling beyond the last day of the month, will be due on the last day. A final payment of the entire unpaid outstanding balance of Principal and interest will be due June 30, 2005. Payments will be rounded to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month. Interest payments will be applied first to any charges I owe other than late charges, then to accrued, but unpaid interest, then to late charges. Principal payments will be applied first to the outstanding Principal balance, then to any late charges. If you and I agree to a different application of payments, we will describe our agreement on this Loan Agreement. The actual amount of my final payment will depend on my payment record.

 8. PREPAYMENT. I may prepay this Loan in full or in part at any time. Any partial prepayment will not excuse any later scheduled payments until I pay in full.

 9. LOAN PURPOSE. The purpose of this Loan is RENEWAL OF LOAN #5600002572, ORIGINALLY FOR WORKING CAPITAL LINE OF CREDIT, LAST DATED MARCH 19, 2001 IN THE AMOUNT OF $2,000,000.00 FROM ACTION PRODUCTS INTERNATIONAL, INC. TO CITRUS BANK k/n/a MERCANTILE BANK.

 10. SECURITY. This Loan is secured by Property described in the SECURITY AGREEMENT section of this Loan Agreement and by the following, previously executed, security instruments or agreements: COMMERCIAL SECURITY AGREEMENT DATED MARCH 19, 2001 ON ALL INVENTORY, CHATTEL PAPER , DEPOSITS AND ACCOUNTS AND ALLL PROCEEDS THEREOF; WHETHER ANY OF THE FOREGOING IS OWNED NOW OR
 ACQUIRED LATERA; ALL ACCESSIONS ADDITIONS, REPLACEMNTS, AND SUBSTITUTIONS RELATING TO ANY OF THE FOREGOING; ALL RECORDS OF ANY KIND RELATING TO ANY OF THE FOREGOING, TRADEMARKS AND GOODWILL ASSOCIATED WITH INVENTORY. GRANTOR WARRANTS THAT IT WILL NOT SELL, LICENSE OR OTHERWISE ENCUMBER FOR THE TERM THEREOF ANY TRADEMARKS OR GOODWILL, THE SALE, LICENSE OR EMCUMBRANCE OF WHICH WOULD IN ANY MANNER INMPINGE OR LIMIT LENDER'S RIGHTS AND ABILITY TO SELL, LEASE, TRANSFER OR CONVEY INVENTORY IN AN EVENT OF DEFAULT SECURED BY UCC-1 FILING #200100067574 FILED MARCH 28, 2001 WITH THE SECRETARY OF STATE, TALLAHASSEE, FLORIDA FROM ACTION PRODUCTS INTERNATIONAL, INC. TO CITRUS BANK k/n/a MERCANTILE BANK.

 11. SECURITY AGREEMENT.
     A. Secured Debts. This Security Agreement will secure the following debts (Secured Debts), together with all extensions, renewals, refinancings, modifications and replacements of these debts:

         (1) Sums Advanced under the terms of this Loan Agreement. All sums advanced and expenses incurred by you under the terms of this Loan Agreement.

     B. Security Interest. To secure the payment and performance of the Secured Debts, I give you a security interest in all of the Property described in this Security Agreement that I own or have sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products from the Property (including, but not limited to, all parts, accessories, repairs, replacements, improvements, and accessions to the Property). Property is all the collateral given as security for the Secured Debts and described in this Security Agreement, and includes all obligations that support the payment or performance of the Property. "Proceeds" includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property. This Security Agreement remains in effect until terminated in writing, even if the Secured Debts are paid and you are no longer obligated to advance funds to me under any loan or credit agreement.

     C. Property Description. The Property subject to this Security Agreement is described as follows:

         (1) Specific Property. ALL INVENTORY, CHATTEL PAPER, DEPOSITS AND ACCOUNTS AND ALL PROCEEDS THEREOF; WHETHER ANY OF THE FOREGOING IS OWNED NOW OR ACQUIRED LATER; ALL ACCESSIONS, ADDITIONS, REPLACEMENTS, AND SUBSTITUTIONS RELATING TO ANY OF THE FOREGOING; ALL RECORDS OF ANY KIND RELATING TO ANY OF THE FOREGOING, TRADEMARKS AND GOODWILL ASSOCIATED WITH INVENTORY. GRANTOR WARRANTS THAT IT WILL NOT SELL, LICENSE OR OTHERWISE ENCUMBER FOR THE TERM HEREOF ANY TRADEMARKS OR GOODWILL, THE SALE, LICENSE OR ENCUMBRANCE OF WHICH WOULD IN ANY MANNER IMPINGE OR LIMIT LENDER'S RIGHTS AND ABILITY TO SELL, LEASE, TRANSFER OR CONVEY INVENORY IN A EVENT OF DEFAULT

     D. Duties Toward Property.

         (1) Protection of Secured Party's Interest. I will defend the Property against any other claim. I agree to do whatever you require to protect your security interest and to keep your claim in the Property ahead of the claims of other creditors. I will not do anything to harm your position.

         I will keep books, records and accounts about the Property and my business in general. I will let you examine these and make copies at any reasonable time. I will prepare any report or accounting you request which deals with the Property.

         (2) Use, Location, and Protection of the Property. I will keep the Property in my possession and in good repair. I will use it only for commercial purposes. I will not change this specified use without your prior written consent. You have the right of reasonable access to inspect the Property and I will immediately inform you of any loss or damage to the Property. I will not cause or permit waste to the Property.

         I will keep the Property at my address listed in the DATE AND PARTIES section unless we agree I may keep it at another location. If the Property is to be used in other states, I will give you a list of those states. The location of the Property is given to aid in the identification of the Property. It does not in any way limit the scope of the security interest granted to you. I will notify you in writing and obtain your prior written consent to any change in location of any of the Property. I will not use the Property in violation of any law. I will notify you in writing prior to any change in my address, name or, if an organization, any change in my identity or structure.

         Until the Secured Debts are fully paid and this Security Agreement is terminated, I will not grant a security interest in any of the Property without your prior written consent. I will pay all taxes and assessments levied or assessed against me or the Property and provide timely proof of payment of these taxes and assessments upon request.

         (3) Selling, Leasing or Encumbering the Property. I will not sell, offer to sell, lease, or otherwise transfer or encumber the Property without your prior written permission, except for Inventory sold in the ordinary course of business at fair market value, or at a minimum price established between you and me. If I am in default under this Security Agreement, I may not sell the Inventory portion of the Property even in the ordinary course of business. Any disposition of the Property contrary to this Security Agreement will violate your rights. Your permission to sell the Property may be reasonably withheld without regard to the creditworthiness of any buyer or transferee. I will not permit the Property to be the subject of any court order affecting my rights to the Property in any action by anyone other than you. If the Property includes chattel paper or instruments, either as original collateral or as proceeds of the Property, I will note your security interest on the face of the chattel paper or instruments.

     E. Authority To Perform. I authorize you to do anything you deem reasonably necessary to protect the Property, and perfect and continue your security interest in the Property. If I fail to perform any of my duties under this Loan Agreement or any other security interest, you are authorized, without notice to me, to perform the duties or cause them to be performed.
     These authorizations include, but are not limited to, permission to:

         (1) pay and discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Property.

         (2) pay any rents or other charges under any lease affecting the Property.

         (3) order and pay for the repair, maintenance and preservation of the Property.

         (4) sign, when permitted by law, and file any financing statements on my behalf and pay for filing and recording fees pertaining to the Property.

         (5) place a note on any chattel paper indicating your interest in the Property.

         (6) take any action you feel necessary to realize on the Property, including performing any part of a contract or endorsing it in my name.

         (7) handle any suits or other proceedings involving the Property in my name.

         (8) prepare, file, and sign my name to any necessary reports or accountings.

         (9) make an entry on my books and records showing the existence of this Agreement.

     If you perform for me, you will use reasonable care. Reasonable care will not include: any steps necessary to preserve rights against prior parties; the duty to send notices, perform services or take any other action in connection with the management of the Property; or the duty to protect, preserve or maintain any security interest given to others by me or other parties. Your authorization to perform for me will not create an obligation to perform and your failure to perform will not preclude you from exercising any other rights under the law or this Loan Agreement. If you come into actual or constructive possession of the Property, you will preserve and protect the Property. For purposes of this paragraph, you will be in actual possession of the Property only when you have physical, immediate and exclusive control over the Property and you have affirmatively accepted that control. You will be in constructive possession of the Property only when you have both the power and the intent to exercise control over the Property.

     F. Name and Location. My name indicated in the DATE AND PARTIES section is my exact legal name. I am an entity organized and registered under the laws of Florida. I will provide verification of registration and location upon your request. I will provide you with at least 30 days notice prior to any change in my name, address, or state of organization or registration.

     G. Perfection of Security Interest. I authorize you to file a financing statement covering the Property. I will comply with, facilitate, and otherwise assist you in connection with obtaining perfection or control over the Property for purposes of perfecting your security interest under the Uniform Commercial Code.

 12. DEFAULT. I understand that you may demand payment anytime at your discretion. For example, you may demand payment in full if any of the following occur:

     A. Payments. I fail to make a payment in full when due.

     B. Insolvency or Bankruptcy. I make an assignment for the benefit of creditors or become insolvent, either because my liabilities exceed my assets or I am unable to pay my debts as they become due; or I petition for protection under federal, state or local bankruptcy, insolvency or debtor relief laws, or am the subject of a petition or action under such laws and fail to have the petition or action dismissed within a reasonable period of time not to exceed 60 days.

     C. Business Termination. I merge, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent.

     D. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Loan Agreement.

     E. Other Documents. A default occurs under the terms of any other transaction document.

     F. Other Agreements. I am in default on any other debt or agreement I have with you.

     G. Misrepresentation. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

     H. Judgment. I fail to satisfy or appeal any judgment against me.

     I. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

     J. Name Change. I change my name or assume an additional name without notifying you before making such a change.

     K. Property Transfer. I transfer all or a substantial part of my money or property.

     L. Property Value. The value of the Property declines or is impaired.

     M. Material Change. Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.

     N. Insecurity. You reasonably believe that you are insecure.

 13. ASSUMPTIONS. Someone buying the Property cannot assume the obligation. You may declare the entire balance of the Loan Agreement to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, or transfer of the Property. However, I may sell or similarly dispose of any Property that is inventory.

 14. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.

     A. Additional Waivers By Borrower. In addition, I, and any party to this Loan Agreement and Loan, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Loan Agreement.

          (1) You may renew or extend payments on this Loan Agreement, regardless of the number of such renewals or extensions.

          (2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.

          (3) You may release, substitute or impair any Property securing this Loan Agreement.

          (4) You, or any institution participating in this Loan Agreement, may invoke your right of set-off.

          (5) You may enter into any sales, repurchases or participations of this Loan Agreement to any person in any amounts and I waive notice of such sales, repurchases or participations.

          (6) I agree that any of us signing this Loan Agreement as a Borrower is authorized to modify the terms of this Loan Agreement or any instrument securing, guarantying or relating to this Loan Agreement.

     B. No Waiver By Lender. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Loan Agreement, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

     C. Waiver of Claims. I waive all claims for loss or damage caused by your acts or omissions where you acted reasonably and in good faith.

 15. REMEDIES. After I default, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one or more of the following.

     A. Acceleration. You may make all or any part of the amount owing by the terms of this Loan Agreement immediately due.

     B. Sources. You may use any and all remedies you have under state or federal law or in any instrument securing this Loan Agreement.

     C. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on my default.

     D. Payments Made On My Behalf. Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the terms of this Loan Agreement, and accrue interest at the highest post-maturity interest rate.

     E. Termination. You may terminate my right to obtain advances and may refuse to make any further extensions of credit.

     F. Set-Off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of this Loan Agreement against any right I have to receive money from you. My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation. "Any amount due and payable under the terms of this Loan Agreement" means the total amount to which you are entitled to demand payment under the terms of this Loan Agreement at the time you set-off. Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay this Loan Agreement, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement.

     Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

     You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

     G. Assembly of Property. You may require me to gather the Property and make it available to you in a reasonable fashion.

     H. Repossession. You may repossess the Property so long as the repossession does not involve a breach of the peace. You may sell the Property as provided by law. You may apply what you receive from the sale of the Property to your expenses, your attorneys' fees and legal expenses (where not prohibited by law), and any debt I owe you. If what you receive from the sale of the Property does not satisfy the debt, I will be liable for the deficiency (where permitted by law). In some cases, you may keep the Property to satisfy the debt. Where a notice is required, I agree that ten days prior written notice sent by first class mail to my address listed in this Loan Agreement will be reasonable notice to me under the Florida Uniform Commercial Code. If the Property is perishable or threatens to decline speedily in value, you may, without notice to me, dispose of any or all of the Property in a commercially reasonable manner at my expense following any commercially reasonable preparation or processing.

     If any items not otherwise subject to this Loan Agreement are contained in the Property when you take possession, you may hold these items for me at my risk and you will not be liable for taking possession of them. I. Use and Operation. You may enter upon my premises and take possession of all or any part of my property for the purpose of preserving the Property or its value, so long as you do not breach the peace. You may use and operate my property for the length of time you feel is necessary to protect your interest, all without payment or compensation to me.
     J. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

 16. COLLECTION EXPENSES AND ATTORNEYS' FEES. On or after Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Loan Agreement. Expenses include, but are not limited to, attorneys' fees of 10 percent of the Principal sum due or a larger amount as the court judges as reasonable and just, court costs and other legal expenses. These expenses are due and payable immediately. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest rate in effect as provided for in the terms of this Loan Agreement. All fees and expenses will be secured by the Property I have granted to you, if any. To the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys' fees you incur to collect this Debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

 17. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Loan Agreement is in effect:

     A. Power. I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

     B. Authority. The execution, delivery and performance of this Loan Agreement and the obligation evidenced by this Loan Agreement are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my Property is subject.

     C. Business Name. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

     D. Ownership of Property. I represent that I own all of the Property. Your claim to the Property is ahead of the claims of any other creditor, except as disclosed in writing to you prior to any advance on the Secured Debts. I represent that I am the original owner of the Property and, if I am not, that I have provided you with a list of prior owners of the Property.

 18. INSURANCE.I understand and agree that any insurance premiums paid to insurance companies as part of this Loan Agreement will involve money retained by you or paid back to you as commissions or other remuneration.

     A. Property Insurance. I agree to keep the Property insured against the risks reasonably associated with the Property. I will maintain this insurance in the amounts you require. This insurance will last until the Property is released from this Loan Agreement. I may choose the insurance company, subject to your approval, which will not be unreasonably withheld.

     I will have the insurance company name you as loss payee on any insurance policy. I will give you and the insurance company immediate notice of any loss. You may apply the insurance proceeds toward what is owed on the Secured Debts. You may require added security as a condition of permitting any insurance proceeds to be used to repair or replace the Property.

     If you acquire the Property in damaged condition, my right to any insurance policies and proceeds will pass to you to the extent of the Secured Debts. I will immediately notify you of cancellation or termination of insurance. If I fail to keep the Property insured, you may obtain insurance to protect your interest in the Property. This insurance may include coverages not originally required of me, may be written by a company other than one I would choose, and may be written at a higher rate than I could obtain if I purchased the insurance.

     B. Prepayment. If I prepay in full or if I default and you demand payment of the unpaid balance, I may be entitled to a partial refund credit of any prepaid, unearned insurance premiums. This refund may be obtained from you or from the insurance company named in my policy or certificate of insurance.

 19. FINANCING STATEMENT. You may file a financing statement covering the Property that does not contain my signature, where permitted by law.

 20. APPLICABLE LAW. This Loan Agreement is governed by the laws of Florida, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Florida, unless otherwise required by law.

 21. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay this Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on this Loan, or any number of us together, to collect this Loan. Extending this Loan or new obligations under this Loan, will not affect my duty under this Loan and I will still be obligated to pay this Loan. The duties and benefits of this Loan will bind and benefit the successors and assigns of you and me.

 22. AMENDMENT, INTEGRATION AND SEVERABILITY. This Loan Agreement may not be amended or modified by oral agreement. No amendment or modification of this Loan Agreement is effective unless made in writing and executed by you and me. This Loan Agreement is the complete and final expression of the agreement. If any provision of this Loan Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

 23. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Loan Agreement.

 24. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

 25. CREDIT INFORMATION. I agree to supply you with whatever information you reasonably feel you need to decide whether to continue this Loan. You will make requests for this information without undue frequency, and will give me reasonable time in which to supply the information.

 26. ERRORS AND OMISSIONS. I agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and me. I agree to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty (30) days.

 27. SIGNATURES. By signing under seal, I agree to the terms contained in this Loan Agreement. I also acknowledge receipt of a copy of this Loan Agreement.




     BORROWER:

         ACTION PRODUCTS INTERNATIONAL, INC.

              By /s/ RONALD S. KAPLAN (Seal)
                 ------------------------------------------
                 RONALD S. KAPLAN, CHIEF EXECUTIVE OFFICER

MERCANTILE BANK                                                   Loan Agreement


[X] Line of Credit - (hereinafter sometimes "Loan #[omitted] in the principal amount of $2,000,000.00 the terms and conditions of which are more fully described hereinafter and in the Promissory Note made or to be made by Borrower to Bank. The proceeds of this Loan #[omitted] are to be used by Borrower solely for working capital.

[ ]

         Each of the above loans and the Promissory Note(s) executed pursuant thereto is hereinafter jointly and severally sometimes referred to as the "Note(s)".

         Relying upon the representations and warranties and the agreements and covenants herein contained, the Bank is willing to make the Loan(s) to the Borrower upon the terms and subject to the conditions hereinbefore and hereinafter set forth:

1. SECURITY FOR LOAN: As security for the Loan(s), Borrower hereby grants a lien on and/or security interest in and shall deliver to Bank appropriate mortgages, assignments of leases, rents and profits, security agreements, financing statements and other security documents in form satisfactory to Bank in the following collateral ("Collateral"):

All inventory, chattel paper, deposits and accounts and all proceeds thereof; whether any of the foregoing is owned now or acquired later; all accessions, additions, replacements, and substitution relating to any of the foregoing; all records of any kind relating to any of the foregoing. Trademarks and Goodwill Associated with Inventory. Grantor warrants that it will not sell, license or otherwise encumber for the term hereof any trademarks or goodwill, the sale, license or encumbrance of which would in any manner impinge or limit Lender's rights and ability to sell, lease, transfer or convey inventory in an Event of Default.


[ ]      2. CONSTRUCTION  LOANS: If checked here , additional terms,  conditions and covenants of this Agreement are described in Schedule AA attached hereto.

3. REPRESENTATIONS AND WARRANTIES: The Borrower represents and warrants that:

a. Organization: Borrower is duly organized, validly existing and in good standing under the laws of the State of Florida and has power to carry on the business in which it is engaged. The obtaining and performance of the Loan(s) has been duly authorized by all necessary action of the Borrower.

b. Financial Condition: All balance sheets, financial statements, profit and loss statements, and all other information heretofore furnished to the Bank are true and correct and fairly reflect the financial condition of the Borrower and its subsidiaries, if any, as of the dates thereof, including all contingent liabilities of every type and that the financial condition as stated in the financial statements provided to Bank has not changed materially and adversely since the dates of such documents.

c. Pending Litigation: To the best knowledge of Borrower, there are no actions, suits or proceedings pending, or to the knowledge of Borrower, threatened: (i) involving the validity or enforceability of this Agreement or any of the documents evidencing and/or securing the Loan(s) ("Loan Documents"); or (ii) involving the priority of any lien created by, or granted pursuant to, any of the Loan Documents; or (iii) against or affecting the Borrower, or the Collateral.

d. Violation of Other Agreements: The execution of this Agreement and the Note(s) and the performance of the Borrower pursuant to this Agreement and the Note(s) does not and will not (i) violate any provision of law or its organizational documents, or (ii) result in a breach of, constitute a default under, require any consent under, or result in the creation of any lien, charge, or encumbrance upon any property of Borrower pursuant to any instrument, order, or other agreement to which Borrower is a party or by which Borrower, any of its partners/members/shareholders (as applicable) as such, or any of its property is bound.

e. Authority: All licenses, permits, authorizations, consents and approvals of all governmental bodies, commissions or agencies, State or Federal, necessary to the making or validity of this Agreement or the Note(s) have been obtained by the Borrower.

f. Asset Ownership: The Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied to Bank by Borrower, and that all such properties and assets are free and clear of mortgages, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed by the financial statements submitted to the Bank.

g. Discharge of Liens and Taxes: The Borrower has, and where pertinent has caused each subsidiary, to duly file, pay and/or discharge all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.

h. Regulation U: None of the proceeds of the Loan(s) made pursuant to this Agreement shall be used directly or indirectly for the purpose of purchasing or carrying any stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System.

i. ERISA: Each employee benefit plan, as defined in the Employee Retirement Income Security Act of 1974 ("ERISA") maintained by the Borrower or by any subsidiary of the Borrower meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue Code of 1954, as amended, and no "Reportable Event" (as defined by ERISA) has occurred with respect to any such plan.

j. Hazardous Materials: To the best of Borrower's knowledge, (i) the Collateral does not contain any underground storage tank, is not and has not been used for the disposal of any property or materials, and is not and has not been used in violation of any federal, state, or local health, safety, or environmental law, ordinance, or regulation; (ii) no proceeding has been commenced, or notice received, concerning any alleged violation of any such law, ordinance or regulation; and (iii) the Collateral is free of hazardous or toxic wastes, contaminants, oil, radioactive or other materials the removal of which is required, or the maintenance of which is restricted, prohibited or penalized, by any federal, state or local agency, authority, or governmental unit, or which may be disposed of or transported lawfully only pursuant to a special permit or by or at a governmentally approved facility ("Prohibited Materials").

k. Solvency: (i) Borrower is solvent as of the effective date of this Agreement; (ii) the pledge of the Collateral as contemplated herein to the Bank will not render Borrower insolvent; (iii) Borrower has made adequate provision for the payment of all of its creditors other than the Bank; and (iv) neither the Borrower nor any guarantor has entered into this transaction to provide preferential treatment to the Bank or any other creditor of the Borrower or any guarantor in anticipation of seeking relief under the Bankruptcy Code.

4. AFFIRMATIVE COVENANTS: The Borrower covenants and agrees that, unless the Bank shall otherwise consent in writing, the Borrower shall:

a.
         Business Continuity: Conduct its business in substantially the same manner and in substantially the same areas as such business is now and has heretofore been carried on and conducted and maintain executive personnel and management reasonably satisfactory to Bank.

b. Existence and Properties: Reserve and keep in force all licenses, permits, and franchises necessary for the proper conduct of its business and duly pay and discharge all taxes, assessments, and governmental charges upon Borrower or against Borrower's property before the date on which penalties attach thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings and shall maintain, preserve and keep its property and assets in good repair, working order and condition, making all needed replacements, additions, improvements and renewals thereto, to the extent allowed by this Agreement.

c. Access to Books and Records: Allow the Bank, or its agents, during normal business hours to have access to the books, records and such other documents of the Borrower and its subsidiaries, if any, as the Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense.

d. Access to Property: The Bank and its agents shall at all times have the right of entry and free access to the property securing the Loan(s) for the purposes of inspecting and/or auditing such Collateral.

e. Insurance: (i) Maintain adequate insurance coverage, including but not limited to, insurance against loss by fire, and other hazards included in the term "extended coverage", workmen's compensation insurance, comprehensive general public liability insurance with Bank as an additional insured, and business interruption or rent loss insurance in such amounts and with such companies as the Bank may from time to time reasonably require, upon all Collateral, and shall pay all premiums therefor when due. All such insurance policies shall contain a long form loss payee clause (such as the New York Standard Mortgagee Clause) in favor of the Bank and shall provide that no such policy may be canceled without 10 days prior written notice to the Bank.

         (ii) In the event of loss, the Borrower shall give immediate notice to the Bank, which may make proof of loss. Each insurance company shall be directed to make payment for such loss directly to the Bank (instead of jointly to Borrower and Bank), and any such insurance proceeds or any part thereof may be applied by the Bank in its discretion to the Loan(s) or for the repair or restoration of the property. In the event the Bank shall elect to apply the insurance proceeds to the Borrower's Loan(s), such application may be made at Bank's discretion to that portion last falling due or in such other manner as the Bank may deem desirable.

f. Leases: Keep and perform all covenants to be performed by the lessor under any and all leases of the Collateral or any part thereof and shall at all times do all things necessary and appropriate to compel performance by each other party to the instruments listed hereinbelow of all obligations, covenants and agreements of such other party and shall not, without the written consent of the Bank, cancel, surrender or modify or permit the cancellation of any lease (including any equipment lease), rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other contract, license or permit now or hereafter affecting the Collateral. Upon demand, the Borrower will furnish the Bank with copies of any lease of the Collateral or any part thereof.

g. Perfection: Upon request by Bank, execute and deliver to Bank financing statements or other documents in form and substance satisfactory to Bank to perfect or continue any and all liens and security interests of Bank in the Collateral, including, but not limited to, financing statements, continuation statements, new or replacement notes and/or mortgages and agreements supplementing, extending or otherwise modifying the Note(s), this Agreement, and/or any mortgage or security agreement, and certificates as to the amount of the indebtedness evidenced by the supplementing, extending or otherwise modifying the Note(s), this Agreement, and/or any mortgage or security agreement, and certificates as to the amount of the indebtedness evidenced by the Note(s).

         h. Environmental Indemnification: If checked here , Borrower agrees to indemnify and hold Bank harmless from and against, and to reimburse Bank with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorney's fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Bank at any time and from time to time by reason of or arising out of any violation of any Environmental Law (as hereinafter defined) and any and all matters arising out of any act, omission, event, or circumstance (including without limitation the presence on, generation at, disposal of at, or release from the Collateral of any hazardous substance or waste), regardless of whether the act, omission, event, or circumstance constituted a violation of any Environmental Law at the time of its existence or occurrence. The terms "hazardous substance" and "release" shall have the meanings specified in the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), and the term "disposal" shall have the meaning specified in the Resource Conservation and Recovery Act of 1980 ("RCRA"); provided, if either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent the laws of the State of South Carolina establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. For the purposes hereof, the term "Environmental Law(s)" shall mean all federal, state, or local health, safety, or environmental laws, ordinances, and regulations, requiring the removal of, or otherwise regulating the maintenance, storage, transportation, or disposal of any hazardous substance or any other toxic substances (including waste), asbestos, contaminants, petroleum products, or radioactive materials. The provisions of this paragraph shall survive the satisfaction of the Note and any mortgage securing the Note and shall continue thereafter in full force and effect.

i. Bank Expenses: Whether or not the Loan is made, or all Loan proceeds disbursed hereunder, the Borrower agrees to pay and shall hold the Bank harmless from all expenses reasonable in amount incurred by the Bank, or by the Borrower in order to meet the Bank's requirements, in connection with the Loan(s).

5. NEGATIVE COVENANTS: The Borrower covenants and agrees that, unless the Bank shall otherwise consent in writing, the Borrower shall not:

a. Guarantys: Guarantee or otherwise become responsible for obligations of any other person, corporation, or entity excepting for the endorsement of negotiable instruments by the Borrower or any subsidiary, if any, in the ordinary course of business for collection.

b. Encumbrances: Create, assume, or permit to exist any mortgage, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by this Agreement; (ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; (iv) existing liens as disclosed by Borrower to Bank in the financial statements submitted to the Bank.

c. Prepayment of other Debt: Retire any long-term or funded debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so.

d. Capital Structure: If Borrower is a corporation, (i) pay any dividends on any of its capital stock (other than stock dividends) nor (ii) alter or amend its capital structure or that of its subsidiaries.

e. Distributions: Make any distribution of cash or property to its shareholders, members or partners, as applicable, or permit the withdrawal of assets from Borrower's business.

f. Change of Name/Principal Place of Business: Change its name or any name in which it does business, or move its principal place of business without giving written notice thereof to Bank at least thirty (30) days prior thereto.

g. Prepaid Rent: Accept any prepayment of rent or installments of rent for more than two months in advance without the prior written consent of the Bank.

h. Prohibited Materials: Borrower covenants that it shall not permit any Prohibited Materials to be brought on to any real property owned by Borrower, or if so brought or found located thereon, such Prohibited Materials shall be immediately removed, with proper disposal, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all applicable laws, ordinances, and regulations. Borrower's obligations hereunder shall survive any foreclosure of the Collateral securing the Loan(s).

i. Transfers: Sell, transfer or convey all or any interest in the Collateral, or sell, transfer, assign or convey any stock or partnership/membership interests in the Borrower or permit or allow any sale, transfer, assignment or conveyance of any stock or partnership/membership interests in the Borrower.

6. REPORTING REQUIREMENTS: For so long as any balance(s) remain unpaid on the Note(s) the Borrower shall at all times comply with the following unless the Bank shall otherwise consent in writing:

[X]      a.  Annual Statements

[ ] (1) Deliver to the Bank within 60 days after the end of each fiscal year, Borrower's balance sheet and income statement for the year ended , audited by a certified public accountant satisfactory to Lender.

[ ] (2) Deliver to the Bank within 30 days after the end of each fiscal year of the Borrower, a consolidated ( and consolidating) balance sheet and a consolidated ( and consolidating) statement of income (loss) and surplus (deficit), together with supporting Schedules; unaudited but certified as to their correctness by the Borrower or a principal financial officer of the Borrower, if a corporate Borrower, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a consistent basis with that of the preceding year and showing the financial condition of the Borrower and its subsidiaries, if any, at the close of the year and the results of operations of the Borrower and its subsidiaries, if any, during the year.

[ ] b. Accountant's Certification: Deliver to the Bank a certification by Borrower's independent certified public accountant that Borrower is in full compliance with this Agreement.

[X] c. Unaudited Statements: Deliver to the Bank within 30 days after the end of each fiscal quarter, Borrower's balance -- sheet and profit and loss statement for the period ended, review by a certificated public accountant satisfactory to Lender.

[ ] d. Non-Default Certificate: Borrower shall deliver a certificate signed by the Borrower or if a corporate Borrower by a principal financial officer of the Borrower to the effect that no Default nor any event which, upon notice or lapse of time or both, would constitute such a Default, has occurred.

[ ] e. Reports and Proxies: Borrower shall promptly deliver to Bank a copy of all financial statements, reports, notices, and proxy statements, sent by the Borrower or any of its subsidiaries, if any, to stockholders, and all regular or periodic reports required to be filed by Borrower by any governmental agency or authority.

[X] f. Other Financial Information: Borrower shall promptly deliver such other information regarding the operation, business affairs, and financial condition of the Borrower or any of its subsidiaries, if any, which the Bank may reasonably request.

         g. Additional Requirements. Borrowing Base reports accompanied with certification are required Monthly. Inventory Agings Report will be required Quarterly accompanying the 10Q Statement.

         h. Working Capital Requirements. Borrower shall comply with the following working capital ratio requirements:

         Current Ratio. Maintain a Current Ratio in excess of 1.500 to 1.000. The term "Current Ratio" means Borrower's total Current Assets divided by Borrower's total Current Liabilities. This liquidity ratio should be maintained at all times and may be evaluated at any time.

         Other Requirements. Maintain a Maximum Debt / Worth Ratio of the lesser of or equal to 1.750 to 1.000. The Ratio "Maximum Debt / Worth" means Borrower's Total Liabilities divided by Borrower Tangible Net Worth. This leverage ratio should be maintained at all times and may be evaluated at any time.

         i.  Loan  Proceeds.  Use all Loan  proceeds  soledy  for the  following specific purposes: Advances are to be limited to 85% of eligible Account Receivable and 50% of eligible inventory (ineligible Accounts Receivable consist of any receivables exceeding 120 days of initial invoice date or foreign accounts, intercompany or affiliated receivables, poor quality credit receivables or other receivables which is the sole discretion of Mercantile Bank do not constitute acceptable collateral; Ineligible inventory consists of obsolete inventory, slow moving inventory, inventory in transit in excess of $400,000.00, fabricated parts inventory, consigned inventory, supplies and packaging inventory, inventory subject to any prior security interest, inventory not located at Borower' premises in Ocala, Florida, inventory in qualified public warehousing facilities if any, and any other inventory which is the sole discretion of Mercantile Bank does not constitute acceptable collateral).

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

7. EVENTS OF DEFAULT: A "Default" shall be the occurrence or existence of any of the following events or conditions and the continuance thereof for either:

         (i) the specific period of time, if any, herein specified with respect to such event or condition;

         (ii) a period of five (5) days after written notice thereof to the Borrower from the Bank if no period is specified and the event or condition is a failure to pay money to the Bank as and when due; provided that the Bank shall not be required to give notice more than twice in any twelve (12) month period or at Loan maturity;

         (iii) a period of thirty (30) days after written notice thereof to Borrower if no period is specified and the event or condition is not a failure to pay money (excepting, however, those events or conditions described below in this section as to which no right to notice or cure period shall exist);

provided, however, that there shall be no obligation of the Bank to give notice and no right of Borrower to cure if the event or condition is either the institution of a voluntary bankruptcy, insolvency or receivership action, the giving of any material false or fraudulent representation to the Bank, the failure to keep the Collateral free and clear of consensual liens not approved in writing in advance by the Bank or the death or legal incompetency of any individual Borrower, any general partner/member of the Borrower or any individual guarantor of the Loan(s);

a. Any representation or warranty made in any of the Loan Documents shall prove to be false or misleading in any material respect; or

b. Any report, certificate, financial statement or other document furnished in connection with this Agreement or the Loans(s) made pursuant hereto, shall prove to be false or misleading in any material respect; or
c. Failure to make prompt payment of any installment of principal or interest on the Note(s), as and when due and payable; or d. Borrower shall default on any other obligation of Borrower when due or in the performance of any obligation incurred for money borrowed; or

e. Breach of any covenant, condition, or agreement made by Borrower pursuant to this Agreement, the Note(s) or any Loan Documents; or

f. Should a custodian, as that term is defined in the Bankruptcy Code, be appointed for or take possession of any or all of the assets of the Borrower or should the Borrower either voluntarily or involuntarily become subject to any insolvency proceeding, proceeding to dissolve the Borrower, proceeding to have a receiver appointed or should the Borrower make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or any portion of the Borrower's assets, and such seizure is not discharged within 10 days; or

g. Final judgment for the payment of money shall be rendered against the Borrower in excess of $_____________ and shall remain undischarged for a period of 30 days, unless such judgement and execution thereon shall be effectively stayed; or

h. Dissolution or termination of the existence of Borrower or its subsidiaries, if any; or

i. The Bank should otherwise deem itself, its security interests, if any, or any debt hereunder unsafe or insecure or should Bank believe in good faith that the prospect of payment or other performance by Borrower is impaired; or

j. The appearance on any survey required hereunder of easements or encroachments which have occurred without the written approval of the Bank and which are not removed or corrected within ten (10) business days after written notice thereof to the Borrower;

k. Any court of competent jurisdiction (including without limitation the U.S. Bankruptcy Courts) enjoins or prohibits the Borrower or the Bank or either of them from performing under this Agreement or any of the Loan Documents, and such proceedings are not discontinued or such decree is not vacated within forty-five (45) days after the granting thereof;

l. Any suit, or combination of suits, shall be filed against Borrower, any general partner thereof, or any guarantor of the Loan, which in the reasonable judgment of the Bank has a substantial likelihood of being determined adversely, and which if adversely determined could reasonably be expected substantially to impair the ability of Borrower, any general partners thereof, or any guarantor of the Loan, to perform each and every one of their respective obligations under and by virtue of the Loan Documents;

m. The death or legal incompetency of any individual Borrower, any individual general partner thereof or any individual guarantor of the Loan and Borrower fails to provide a substitute guarantor or substitute collateral acceptable to the Bank within sixty (60) days of the date of death. Pending receipt of substitute collateral or the providing of a substituted guarantor, the claim shall be preserved against the estate of the guarantor in a matter satisfactory to the Bank;

n. Any material adverse change (including without limitation a decrease of twenty-five (25%) percent or more of any guarantor's net worth from the amount thereof as the date hereof) in a guarantor's financial condition or creditworthiness.

8. REMEDIES UPON DEFAULT: In the event of the occurrence of a Default, then Bank may at any time thereafter, at its option, take any or all of the following actions, at the same or different times:

a. Declare the balance(s) of the Note(s) to be forthwith due and payable in full, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or the Note(s) to the contrary notwithstanding; and/or

b. Require the Borrower to pledge such collateral or additional collateral to the Bank from Borrower's assets and properties, the acceptability and sufficiency of such collateral to be determined solely by Bank; and/or

c. Take immediate possession of any or all Collateral including real and personal property, which may be granted to the Bank as security for the obligations of Borrower under this Agreement; and/or

d. Exercise such other rights and remedies as the Bank may be provided in the Note(s) or Loan Documents, or as provided by law.

         9. MANDATORY ARBITRATION: If checked here , any controversy or claim brought by Borrower against Bank arising out of or relating to this Agreement or any Loan Documents, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law). Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action. The arbitration shall be conducted in the city of the Borrower's domicile at time of this Agreement's execution.

         a.  Borrower and Bank shall each select an  arbitrator  within  fifteen
         (15) days of a demand for arbitration hereunder, and the arbitrators so chosen shall select a third arbitrator within fifteen (15) days of the later arbitrator's selection. If either Borrower or Bank fails to designate its arbitrator, or if the arbitrators chosen by Borrower and Bank fail to designate a third arbitrator, then such arbitrator shall be designated by the American Arbitration Association upon request by either Borrower or Bank.

         b. All arbitration hearings shall be commenced within 90 days of the demand for arbitration; further, the arbitrators shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

         c. The decision of a majority of the arbitrators shall be final, conclusive and binding on the parties hereto.

         d. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by Bank of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of Bank
         (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Bank may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. At Bank's option, foreclosure under a mortgage may be accomplished by any of the following: the exercise of a power of sale under the mortgage, or by judicial sale under the mortgage, or by judicial foreclosure.


 WAIVER OF JURY TRIAL. All of the parties to this Loan Agreement knowingly and intentionally, irrevocably and unconditionally, waive any and all right to a trial by jury in any litigation arising out of or concerning this Loan Agreement or any other related loan document or related obligation. All of these parties acknowledge that this section has either been brought to the attention of each party's legal counsel or that each party had the opportunity to do so.

10.      MISCELLANEOUS PROVISIONS:

a. Commitment Letter: The terms and conditions of the commitment letter from the Bank to the Borrower, if any, dated ______________ are incorporated herein as reference as if fully set forth herein.

b. Indirect Means: Any act which the Borrower is prohibited from doing shall not be done indirectly through a subsidiary or by any other indirect means.

c. Non-Impairment: If any one or more provisions contained in this Agreement or any Loan Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and the Loan Documents shall not in any way be affected or impaired thereby and this Agreement shall otherwise remain in full force and effect.

d. Applicable Law: This Agreement, the Note(s), and all Loan Documents shall be construed in accordance with and governed by the laws of the State of Florida.

e. Waiver: Neither the failure nor any delay on the part of the Bank in exercising any right, power, or privilege granted pursuant to this Agreement, the Note(s), or any Loan Document, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

f. Modification: No modification, amendment, or waiver of any provision of this Agreement, the Note(s) or any Loan Document shall be effective unless in writing and signed by the Bank.

g. Stamps and Fees: The Borrower shall pay all Federal or State stamps or taxes, or other fees and charges, if any, payable or determined to be payable by reason of the execution, delivery or issuance of this Agreement, the Note(s) issued pursuant hereto or any security granted to the Bank; and the Borrower agrees to indemnify and hold harmless the Bank against any and all liability in respect thereof.

h. Attorney's Fees: In the event that Borrower shall default in any of its obligations under this Agreement, the Note(s), or any Loan Document, and the Bank believes it reasonably necessary or proper to employ an attorney to assist in the enforcement or collection of the indebtedness of Borrower to Bank or to enforce any other term or condition of this Agreement, the Note(s), or any Loan Document, or in the event the Bank voluntarily or otherwise shall become a party to any suit or legal proceeding (including a proceeding conducted under the Bankruptcy
         Code), Borrower agrees to pay the reasonable attorney's fees of Bank and all costs that may reasonably be incurred by Bank. Borrower shall be liable for such attorney's fees and costs whether or not any suit or proceeding is commenced.

i. Captions: The captions provided in this Loan Agreement are for the convenience of the reader only and shall not be used to interpret or modify the provisions of the Agreement.

j. Remedies Cumulative/Nonwaiver. All remedies of Bank provided for herein or in the other Loan Documents are cumulative and shall be in addition to any and all other rights and remedies provided for or available under the other Loan Documents, at law or in equity. The exercise of any right or remedy by Bank hereunder shall not in any way constitute a cure or waiver of default hereunder or under any of the applicable Loan Documents, or invalidate any act done pursuant to any notice of default, or prejudice the Bank in the exercise of any of its rights hereunder or under the Loan Documents unless, in the exercise of said rights, Bank realized all amounts owed to it under the Loan Documents.

k. Assignment. It is expressly recognized and agreed that Bank may assign this Loan Agreement, the Note, the Mortgage and any other Loan Documents to any other person, firm, or legal entity, that all of the provisions thereof shall continue in full force and effect, and, in the event of such assignment, that Bank shall thereafter be relieved of all liability hereunder and any Loan advances made by any assignee shall be deemed made in pursuance and not in modification hereof and shall be evidenced by the Note and secured by the Mortgage and any other Loan Documents.

l. No Third Party Beneficiaries. This Loan Agreement is made and entered into for the sole protection and benefit of Bank and Borrower, their successors and assigns, and no third person or persons shall have any right to action hereon or rights to the Loan funds at any time, nor shall Bank owe any duty whatsoever to any claimant for labor performed or material furnished in connection with the construction of the Improvements, or to apply any undisbursed portion of the Loan to the Improvements, or to apply any undisbursed portion of the Loan to the payment of any such claim, or to exercise any right or power of Bank hereunder or arising from any default by Borrower.



         IN WITNESS WHEREOF, the Borrower and the Bank have caused this Loan Agreement to be duly executed all as of the day and year first above written.


WITNESS/ATTEST BORROWER
Signed and delivered               ACTION PRODUCTS INTERNATIONAL, INC.
in the presence of:

/s/                                By: /s/ RONALD S. KAPLAN
--------------------------------       --------------------
Print Name:                        RONALD S. KAPLAN , CHIEF EXECUTIVE OFFICER
           ---------------------

/s/
Print Name:


Signed and delivered               MERCANTILE BANK
in the presence of:


/s/                                By: /s/ ALAN SCARBORO
--------------------------------       -----------------
Print Name:                        ALAN SCARBORO, VICE PRESIDENT
           ---------------------

/s/
--------------------------------
Print Name:

                                  Exhibit _____

                          Certification of Non-Default
                                    Month of

In accordance with paragraph 6.d of the Loan Agreement dated _________, 20___, the following information is provided:


5.g.          Net Worth: Minimum net worth of
              Actual net worth is                       $                .
                                                         ----------------

5.h.          Working Capital: Minimum working capital of
              Actual working capital is                 $                .
                                                         ----------------

6.i. Debt to Worth Ratio:
              Actual debt to worth ratio is to 1.0.

6.j.          Current Ratio: Minimum current ratio of _____ to 1.0.
              Actual current ratio is to 1.0.

6.k.          Fixed Assets Expenditures:
              Fixed asset purchases year-to-date,       $                .
                                                         ----------------

6.l.              Draws are to be limited to 75% of receivables 60 days or less.

6.m            Quarterly receivable aging reports are required.

We certify that is in compliance with all terms of the Loan Agreement, dated including, but not limited to, the financial covenants stated above. We know of no transactions or events which would cause an event of default or to fail to comply with the terms of the Agreement.